Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Sumco Corp. 333-149381) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By: DEUTSCHE BANK TRUST COMPANY
AMERICAS, Depositary

By: /s/James Kelly .
Name: James Kelly
Title: Vice President

By: /s/Susan Hayashi .
Name: Susan Hayashi
Title: Director